UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

SMITHFIELD FOODS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously reported on a Form 8-K dated May 28, 2013, on May 28, 2013, Smithfield Foods, Inc., a Virginia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shuanghui International Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Parent”) and Sun Merger Sub, Inc., a Virginia corporation and wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
Prior to the execution of the Merger Agreement, the Company took the following actions with respect to compensation for certain of its employees, including its executive officers.
The Smithfield Foods, Inc. Change in Control Executive Severance Plan (the “Executive Severance Plan”) was amended only as it would apply to the Merger and only as it would apply to the Company Chief Executive Officer (the “CEO”) and the five executive officers who report directly to the CEO (collectively, the “Senior Executives”). Under the existing terms of the Executive Severance Plan, a participant is entitled to certain payments and other benefits in the event the participant's employment is terminated by the Company other than for “cause”, death or disability or the participant resigns for “good reason”, in either case during the period of a “potential change in control” or within two years following a “change in control”, as such terms are defined in the Executive Severance Plan. The amendment modifies the definition of “good reason” by deleting the portions that provided, after the Merger (i) the Senior Executives with the right to resign for good reason due to their ceasing to report to a public company CEO, and (ii) the Company CEO with the right to resign for good reason due to his ceasing to be the CEO of a public company. The definition of good reason was further amended to provide that, with respect to the Company CEO and the Senior Executives, their ceasing to hold duties that are specific to their positions at a public company alone will not constitute good reason. A copy of the amendment to the Executive Severance Plan is attached as Exhibit 10.1.
In addition, the Board and Compensation Committee of the Board approved a retention bonus program (the “Retention Bonus Program”) in connection with the Merger for certain of the Company's officers and other key employees. The retention bonuses will be paid in installments following the closing of the Merger so long as the officers and key employees remain employed with the Company through the relevant payment dates (subject to certain exceptions), as detailed below.
For the Company CEO and the Senior Executives, the retention payments will be paid in four installments. One-quarter of the retention bonus will be paid six months following the closing of the Merger and an additional one-quarter will be paid on each of the 1st, 2nd, and 3rd anniversaries of the closing of the Merger. The total amount of the retention bonus for each of these executives is shown in the following table:

C. Larry Pope	$8,300,000
George H. Richter	$4,500,000
Robert W. Manly IV	$3,800,000
Dennis H. Treacy	$2,000,000
Dhamu Thamodaran	$2,400,000
Dariusz Nowakowski	$2,900,000
For other officers and key employees of the Company and its subsidiaries, including the named executive officers who are not Senior Executives, the retention bonus will be paid in three installments. One-third will be paid on each of the 1st, 2nd and 3rd anniversaries of the closing of the Merger. The aggregate amount that will be made available for these retention bonuses to these other officers and employees will be $23,952,075. The individual amounts of the retention bonuses for these individuals will be determined at a later date.
As referenced above, a participant in the Retention Bonus Program must be employed by the Company on a payment date in order to receive the corresponding retention bonus installment, unless the participant's employment is terminated (1) by the Company without “cause” (as defined in the Executive Severance Plan), (2) by the participant for “good reason” after the closing of the Merger (”good reason” is as defined in the Executive Severance Plan, as amended as described above to the extent the participant is a Senior Executive), or (3) due to the participant's death or disability (as defined in the Executive Severance Plan). If the participant's employment is terminated under one of the foregoing circumstances before the Merger, full payment of the retention bonus will be made at the closing of the Merger. If the participant's employment is terminated under one of the foregoing circumstances after the closing of the Merger but prior to any remaining payment date(s), full payment of the remaining bonus will be made at the time of the termination of employment.
The retention bonuses will not offset any severance or other termination payments, if any, that an individual is entitled to receive. Additionally, the amount of any retention bonus paid to a given participant will be reduced (beginning with the second installment) if the reduction would increase the net compensation payments received by the participant in connection with the Merger, after taking into account the application of the excess parachute payment excise tax provisions of Section 280G of the Internal Revenue Code on such payments.
Additional Information and Where to Find It
This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company's shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.
Investors will be able to obtain a free copy of documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company's filings with the SEC from the Company's website at http://investors.smithfieldfoods.com or by directing a request to: Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Attn: Investor Relations, (757) 365-3050, keiralombardo@smithfieldfoods.com.
The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on August 9, 2012.
Forward-Looking Statements
This communication contains "forward-looking" statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning the expected timing of the completion of the proposed merger, the Company's outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The Company's forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction, the effect of the announcement of the proposed merger on the Company's relationships with its customers, operating results and business generally, the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with the Company's indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, adverse weather conditions, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, the Company's ability to effectively restructure portions of the Company's operations and achieve cost savings from such restructurings and other risks and uncertainties described under "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended April 29, 2012. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Item 8.01	Other Events
The information provided in Item 5.02 of this Form 8-K is hereby incorporated into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1 to Smithfield Foods, Inc. Change in Control Executive Severance Plan, dated May 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: June 3, 2013	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit 10.1	Amendment No. 1 to Smithfield Foods, Inc. Change in Control Executive Severance Plan, dated May 28, 2013.